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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-38419) pertaining to the 1997 Equity Incentive Plan, 1995 Warrant Grant, and the 1996 Stock Grants and the Registration Statements (Forms S-3 File No. 033-97202 and File No. 333-34473) of PMR Corporation of our report dated June 18, 1999, with respect to the consolidated financial statements and schedule of PMR Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 1999.




                                            ERNST & YOUNG LLP

San Diego, California
July 27, 1999